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Exhibit 5.1

[LETTERHEAD]

November 21, 2002

Benchmark Electronics, Inc.
3000 Technology Drive
Angleton, Texas 77515

Ladies and Gentlemen:

        I am outside counsel to Benchmark Electronics, Inc., a Texas corporation (the "Company"), and am rendering this opinion in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement relates to the proposed issuance by the Company of up to 300,000 shares of common stock, $0.10 par value per share, of the Company (the "Shares") upon the exercise of options granted pursuant to the terms of the Company's 2002 Stock Option Plan for Non-Employee Directors (the "Plan").

        I have examined such corporate records, certificates and other documents that I considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

        Based upon such examination, I am of the opinion as follows:

  1.
  The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Texas; the Company has full power and authority under the Texas Business Corporation Act, and under its Restated Articles of Incorporation and Amended and Restated By-Laws, each as amended, to issue the Shares in accordance with the terms of the Plan; and

  2.
  The Shares registered under the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plan for consideration having a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

        I am admitted to practice in the State of Texas, and I express no opinion as to matters governed by any laws other than the laws of the State of Texas and the Federal laws of the United States of America. I know that I may be referred to as counsel who has passed upon the validity of the issuance of the Shares on behalf of the Company in conformity with the corporate authority and governance matters hereinabove described and I hereby consent to being named in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto.

Yours very truly,
/s/ J.W. (DON) JOHNSON
J.W. (Don) Johnson

JWJ/fmz

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  Exhibit 5.1